Exhibit 99.1
Pinterest Announces Third Quarter 2025 Results, Delivers 17% Revenue Growth and Record Users
Q3 Revenue of $1,049 million, an increase of 17% on a reported and 16% on a constant currency basis
All-time high of 600 million global monthly active users, an increase of 12%
SAN FRANCISCO, Calif. - November 4, 2025 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended September 30, 2025.
•Revenue was $1,049 million, growing 17% year over year. On a constant currency basis, revenue would have grown 16% year over year.
•Global Monthly Active Users ("MAUs") increased 12% year over year to 600 million.
•GAAP net income was $92 million and Adjusted EBITDA was $306 million.
•Net cash provided by operating activities was $322 million and free cash flow was $318 million.
“We had a strong Q3, with 17% year-over-year revenue growth,” said Bill Ready, CEO of Pinterest. “Our investments in AI and product innovation are paying off. We’ve become a leader in visual search and have effectively turned our platform into an AI-powered shopping assistant for 600 million consumers. In turn, global advertisers are increasingly counting on Pinterest as a go-to search platform to reach their customers and drive sales.”
Q3 2025 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended September 30,		% Change
	2025	2024
Revenue	$1,049,205	$898,373	17%
Constant currency % growth(1)(2)			16%

Net income	$92,108	$30,556	201%
Net income margin	9%	3%

Non-GAAP net income(2)	$262,925	$223,298	18%

Adjusted EBITDA(2)	$306,051	$246,990	24%
Adjusted EBITDA margin(2)	29%	27%

Net cash provided by operating activities	$321,652	$248,027	30%
Free cash flow(2)	$318,421	$244,111	30%

(1) On a constant currency basis, revenue for the three months ended September 30, 2025 was $1,039.3 million due to a $9.9 million favorable impact of changes in foreign exchange rates.
(2) For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q3 2025 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended September 30,		% Change
	2025	2024
Revenue - Global	$1,049	$898	17%
Revenue - U.S. and Canada	$786	$719	9%
Revenue - Europe	$193	$137	41%
Revenue - Rest of World	$70	$42	66%

MAUs - Global	600	537	12%
MAUs - U.S. and Canada	103	99	4%
MAUs - Europe	150	139	8%
MAUs - Rest of World	347	300	16%

ARPU - Global	$1.78	$1.70	5%
ARPU - U.S. and Canada	$7.64	$7.31	5%
ARPU - Europe	$1.31	$1.00	31%
ARPU - Rest of World	$0.21	$0.14	44%

Guidance
For Q4 2025, we expect revenue to be in the range of $1,313 million to $1,338 million, representing 14% - 16% growth year over year. Our guidance assumes the impact of foreign exchange to be approximately 1 point of tailwind, based on current spot rates. We expect Q4 2025 Adjusted EBITDA* to be in the range of $533 million to $558 million.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalent for forward-looking Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and income taxes. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our third quarter 2025 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial assumptions, risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believe," "estimate," "expect," "may," "will," "can," "could," "would," "might," "continue," "intend," "plan," "forecast," "target," "anticipate," "potential," "looking ahead," "long-term" or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, outcomes, performance or achievements, or industry results, to differ materially from historical results or any future results, outcomes, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, tariffs and related retaliatory actions and other trade protection measures, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of November 4, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, constant currency revenue and free cash flow. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets, share-based compensation expense and payroll tax expense related to share-based compensation. In addition to these exclusions, we also subtract an assumed provision for income taxes to calculate non-GAAP net income. We calculate the non-GAAP income tax provision using a fixed long-term projected tax rate in order to provide better consistency across reporting periods. The fixed long-term projected tax rate uses a financial projection that excludes the direct impact of our non-GAAP adjustments and eliminates the effects of items that can vary in size and frequency. For 2024 and 2025, we used a long-term projected tax rate of 20%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including significant changes in the geographic earnings mix or changes in tax laws and regulations. We re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by diluted weighted-average shares outstanding. We calculate constant currency revenue by translating our current period revenue using the corresponding prior period’s monthly exchange rates for currencies other than the U.S. dollar. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. We use these non-GAAP financial measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes: (i) certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and (ii) share-based compensation expense and payroll tax expense related to share-based compensation, which have been, and will continue to be for the foreseeable future, significant recurring expenses and an important part of our compensation strategy. In addition, constant currency revenue excludes the effect of changes in foreign currency exchange rates, which have an actual effect on our operating results, and free cash flow does not reflect our future contractual commitments arising from purchases of property and equipment.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define an MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,132,400	$1,136,460
Marketable securities	1,538,881	1,376,409
Accounts receivable, net	800,522	893,403
Prepaid expenses and other current assets	93,615	78,435
Total current assets	3,565,418	3,484,707
Property and equipment, net	52,744	45,624
Operating lease right-of-use assets	132,513	85,867
Goodwill and intangible assets, net	107,430	110,103
Deferred tax assets	1,639,056	1,602,539
Other assets	18,249	13,820
Total assets	$5,515,410	$5,342,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,589	$84,026
Accrued expenses and other current liabilities	335,744	314,107
Total current liabilities	426,333	398,133
Operating lease liabilities	205,237	151,364
Other liabilities	58,872	42,009
Total liabilities	690,442	591,506
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 598,420 and 593,462 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 79,720 and 82,471 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	7	7
Additional paid-in capital	4,969,510	5,039,439
Accumulated other comprehensive income (loss)	3,828	(130)
Accumulated deficit	(148,377)	(288,162)
Total stockholders’ equity	4,824,968	4,751,154
Total liabilities and stockholders’ equity	$5,515,410	$5,342,660

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,049,205	$898,373	$2,902,420	$2,492,036
Costs and expenses:
Cost of revenue	212,325	187,453	614,604	553,400
Research and development	371,253	326,679	1,062,542	919,791
Sales and marketing	296,679	249,033	863,674	740,676
General and administrative	110,432	141,124	342,891	359,942
Total costs and expenses	990,689	904,289	2,883,711	2,573,809
Income (loss) from operations	58,516	(5,916)	18,709	(81,773)
Interest income (expense), net	28,536	32,477	83,851	98,423
Other income (expense), net	144	3,237	15,623	(5,885)
Income before benefit from income taxes	87,196	29,798	118,183	10,765
Benefit from income taxes	(4,912)	(758)	(21,602)	(3,866)
Net income	$92,108	$30,556	$139,785	$14,631
Net income per share:
Basic	$0.14	$0.05	$0.21	$0.02
Diluted	$0.13	$0.04	$0.20	$0.02
Weighted-average shares used in computing net income per share:
Basic	677,819	678,496	677,069	680,157
Diluted	694,532	695,483	691,247	701,768

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities
Net income	$92,108	$30,556	$139,785	$14,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,205	5,421	19,143	15,202
Share-based compensation	235,136	207,976	649,796	566,882
Deferred income taxes	(8,279)	(3,678)	(36,278)	(3,967)
Non-cash charitable contributions	—	—	13,495	—
Net amortization of investment premium and discount	(4,123)	(8,032)	(13,636)	(21,124)
Other	(6,447)	1,223	10,445	4,864
Changes in assets and liabilities:
Accounts receivable	(40,724)	(14,318)	94,573	88,449
Prepaid expenses and other assets	17,883	(14,340)	(4,970)	(49,963)
Operating lease right-of-use assets	7,575	7,743	21,820	24,361
Accounts payable	(1,141)	14,901	7,611	9,933
Accrued expenses and other liabilities	31,793	28,757	17,508	89,616
Operating lease liabilities	(9,334)	(8,182)	(26,241)	(28,285)
Net cash provided by operating activities	321,652	248,027	893,051	710,599
Investing activities
Purchases of property and equipment	(3,231)	(3,916)	(21,530)	(20,813)
Purchases of marketable securities	(356,135)	(384,864)	(1,234,446)	(1,196,557)
Sales of marketable securities	9,758	1,969	22,648	9,718
Maturities of marketable securities	255,521	348,278	1,065,121	954,844
Net cash used in investing activities	(94,087)	(38,533)	(168,207)	(252,808)
Financing activities
Proceeds from exercise of stock options, net	—	1,011	8,053	20,266
Repurchases of Class A common stock	(197,387)	(466,664)	(425,013)	(500,000)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(114,792)	(86,058)	(314,260)	(305,519)
Net cash used in financing activities	(312,179)	(551,711)	(731,220)	(785,253)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	77	816	2,355	(668)
Net decrease in cash, cash equivalents and restricted cash	(84,537)	(341,401)	(4,021)	(328,130)
Cash, cash equivalents and restricted cash, beginning of period	1,221,737	1,381,803	1,141,221	1,368,532
Cash, cash equivalents and restricted cash, end of period	$1,137,200	$1,040,402	$1,137,200	$1,040,402

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Share-based compensation by function:
Cost of revenue	$5,173	$3,943
Research and development	152,907	138,610
Sales and marketing	40,324	32,389
General and administrative	36,732	33,034
Total share-based compensation	$235,136	$207,976

Payroll tax expense related to share-based compensation by function:
Cost of revenue	$96	$79
Research and development	3,073	2,741
Sales and marketing	1,306	1,300
General and administrative	719	739
Total payroll tax expense related to share-based compensation(1)	$5,194	$4,859

Amortization of acquired intangible assets by function:
Cost of revenue	$798	$1,508
Sales and marketing	135	135
General and administrative	197	197
Total amortization of acquired intangible assets	$1,130	$1,840

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$990,689	$904,289
Share-based compensation	(235,136)	(207,976)
Payroll tax expense related to share-based compensation(1)	(5,194)	(4,859)
Amortization of acquired intangible assets	(1,130)	(1,840)
Legal settlement(2)	—	(34,650)
Total non-GAAP costs and expenses	$749,229	$654,964

Reconciliation of net income to Adjusted EBITDA:
Net income	$92,108	$30,556
Depreciation and amortization	7,205	5,421
Share-based compensation	235,136	207,976
Payroll tax expense related to share-based compensation(1)	5,194	4,859
Interest (income) expense, net	(28,536)	(32,477)
Other (income) expense, net	(144)	(3,237)
Benefit from income taxes	(4,912)	(758)
Legal settlement(2)	—	34,650
Adjusted EBITDA	$306,051	$246,990

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Reconciliation of net income to non-GAAP net income:
Net income	$92,108	$30,556
Share-based compensation	235,136	207,976
Payroll tax expense related to share-based compensation(1)	5,194	4,859
Amortization of acquired intangible assets	1,130	1,840
Income tax effects and tax adjustments(3)	(70,643)	(56,583)
Non-GAAP net income	$262,925	$223,298

Basic weighted-average shares used in computing net income per share	677,819	678,496
Weighted-average dilutive securities(4)	16,713	16,987
Diluted weighted-average shares used in computing non-GAAP net income per share	694,532	695,483
Non-GAAP net income per share	$0.38	$0.32

Reconciliation of free cash flow:
Net cash provided by operating activities	$321,652	$248,027
Less:
Purchases of property and equipment	(3,231)	(3,916)
Free cash flow	$318,421	$244,111

(1)We began excluding payroll tax expense related to share-based compensation from Adjusted EBITDA and non-GAAP net income in the fourth quarter of 2024 because these taxes are variable due to our stock price and other factors outside our control and therefore are not reflective of our ongoing business operations or the underlying trends in our business. Accordingly, although payroll tax expense related to share-based compensation is a cash expense that we will continue to incur in the future, we believe excluding this expense provides investors with a better understanding of the performance of our core business and serves as a tool for investors to use in comparing our core business operating results over multiple periods with other companies in our industry. Prior period amounts have been restated to conform to this presentation.
(2)On November 1, 2024, we reached a settlement to resolve pending litigation relating to allegations concerning the early development of Pinterest. We recorded legal settlement expense of $34.7 million, net of insurance proceeds, for the three months ended September 30, 2024, which we have excluded from Adjusted EBITDA because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.
(3)Includes the income tax effect of our non-GAAP adjustments using a long-term projected tax rate of 20% and other tax adjustments. Prior period amounts have been restated to conform to this presentation.
(4)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.